Exhibit 99.2

HT Skills, Ltd

Financial Statements

For the Years Ended December 31, 2013 and 2012

HT SKILLS LTD

Report of Independent Audit Firm

805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of HT SKILLS LTD

We have audited the accompanying financial statements of HT SKILLS LTD (a United Kingdom company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of HT SKILLS LTD as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY 10022

August 24, 2015

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HT SKILLS LTD
Balance Sheets

	December 31,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash	$—	$—
Accounts receivable	229,154	167,267
Receivable - other	32,095	149,020
Unbilled receivables	12,624	221,618
Other current assets	—	30,544
Total current assets	273,873	568,449

Property, website and equipment, net of accumulated depreciation	99,733	131,280
TOTAL ASSETS	$373,606	$699,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Bank overdraft	$66,554	$64,731
Accounts payable	273,274	202,114
Accounts payable - related party	—	53,969
Accounts payable - other	11,250	76,997
Accrued expenses	5,153	5,048
Loan - related party	—	43,148
Bank loans	334,357	371,177
Total current liabilities	690,587	817,184
TOTAL LIABILITIES	690,587	817,184

STOCKHOLDERS’ DEFICIT
Common stock (Share capital, 100,000 shares at 1.00 Pound, issued and outstanding 100,000 shares)	161,530	161,530
Accumulated other comprehensive loss	(22,919)	(10,864)
Accumulated deficit	(455,592)	(268,120)
Total stockholders’ deficit	(316,981)	(117,454)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$373,606	$699,729

The accompanying notes are an integral part of these audited financial statements.

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HT SKILLS LTD
Statements of Operations

	Year Ended
	December 31,
	2013	2012

Net revenues	$918,038	$1,672,870

Operating expenses
Cost of revenue	354,748	1,143,977
General and administrative	671,475	944,702
Total operating expenses	1,026,223	2,088,679

Income from operations	(108,185)	(415,808)

Other income (expense):
Interest expense	(79,286)	(86,622)
Total other income (expense), net	(79,286)	(86,622)
Net loss	$(187,472)	$(502,431)

Other comprehensive loss:
Foreign currency translation adjustment	(12,055)	(10,864)
Comprehensive loss	$(199,526)	$(513,294)

The accompanying notes are an integral part of these audited financial statements.

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HT SKILLS LTD
Statements of Cash Flows

	For the Year Ended December 31,	For the Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(187,472)	$(502,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,547	117,303
Changes in operating assets and liabilities:
Accounts receivable	87,133	(310,472)
Bank overdraft	1,823	64,731
Unbilled receivables	208,994	(219,944)
Other current assets	(1,551)	(28,062)
Accounts payable and accrued expenses	71,265	198,804
Accounts payable - related party	(119,716)	53,969
Net cash provided by (used in) operating activities	92,023	(626,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	371,177
Proceeds from borrowings - related	—	43,148
Proceeds from capital contribution	—	159,985
Repayment of borrowings - related	(43,148)	—
Repayment of debt	(36,820)	—
Net cash provided by (used in) financing activities	(79,968)	574,310

Effect of foreign currency exchange rate on cash	(12,055)	(10,864)
Net increase (decrease) in cash	—	(62,656)

Cash at beginning of year	—	62,656
Cash at the end of the year	$—	$—

The accompanying notes are an integral part of these audited financial statements.

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HT SKILLS LTD

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

HT Skills, Ltd (the “Company”) is an entity organized under the laws of England and Wales incorporated on April 13, 2006. HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to United Kingdom Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients. HT Skills has successfully delivered Government-funded contracts for Skills Funding Agencies, Department of Work and Pensions, and European Social Funds and has secured sustainable employment for thousands of young people since 2006.

HT Skills learning programs include:

•	Business Administration

•	Customer Service

•	Leadership and Management

•	Childcare and Nursery Assistant

•	Health and Social Care

•	Hair and Beauty

Foreign currency and foreign currency transactions

The functional currency of HT Skills, Ltd is the British Pound. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.	Property, Website and Equipment

As of December 31, 2013 and 2012 the Company had property, website, and equipment, net of depreciation, valued at $99,733 and $131,280, respectively.

4.	Income Taxes

The statutory income tax rates in the United Kingdom are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

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5.	Customer Concentration

The Company provides apprenticeships and work-based vocational learning programs to the governments Skills Funding Agency through various learning initiative programs. As a result, 95% of the revenue of the Company is derived through these various government agencies.

6.	Bank Loans

As of December 31, 2013 and 2012, the Company had loans in the amount of $334,357 and $371,177, respectively. These loans mature on May 31, 2015, are subject to annual interest at a rate of 8% over the prevailing Bank of England Base Rate (the Bank of England base rate is currently 0.5% a year, but may change from time to time) and are secured by the assets of HT Skills.

7.	Related Parties and Related Party Transactions

Accounts Payable – Related Party

As of December 31, 2013 and 2012, the manager of the Company had outstanding compensation in the amount of $0 and $53,969, respectively.

Loan – Related Parties

During the year ended December 31, 2012, the manager of the Company had loaned the Company $43,148. As of December 31, 2013, this loan had been paid back.

8.	Subsequent Events

On July 1, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and EFactor purchased all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the EFactor’s common stock.

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